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                                                                       Exhibit 4

                                SECOND AMENDMENT
                                       TO
                           OPTION AND VOTING AGREEMENT
                           ---------------------------

     THIS SECOND AMENDMENT TO OPTION AND VOTIG AGREEMENT (this "Second Amendment") is made effective as of the 6th day of September, 2001, by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation ("NOMURA"), PARTNERSHIP ACQUISITION TRUST V, a Delaware business trust (the "TRUST"), and MEI HOLDINGS, L.P., a Delaware limited partnership ("MEIH").

                                    RECITALS
                                    --------

         A. On March 30, 2001, the parties hereto entered into that certain Option and Voting Agreement (the "Original Agteement").

         B. On or about August 23, 2001, the parties hereto entered into that certain First Amendment to Option and Voting Agrement dated as of August 23, 2001 (the "First Amendment").

         C. The First Amendment contemplated that the parties would enter into this Second Amendment in connection with the transactions contemplated by the First Amendment.

         D. The parties hereto desire to enter into this Second Amendment to amend certain provisions of the Original Agreement, on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Second Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties to this Second Amendment hereby agree as follows:

         Section 1. Definitions. Capitalized terms ued and not otherwise defined
                    -----------
herein shall have respective meanings ascribed thereto in the Original
Agreement.


         Section 2. Amendment to the Original Agreement.
                    -----------------------------------

     (a) In the event that the Option is exercised on or prior to September 30, 2001 by MEIH and/or its designee (the parties agreeing that, pursuant to Section
5.5 of the Original Agreement, MEIH has the right to transfer or assign the Option in whole or in part to its designee) in accordance with the provisions of the Original Agreement and the First Amendment, the from and after the date on which the Option is exercised, the Trust and Nomura shall no longer have any rights under the provisions of (1) Section 1.1(b) (relating to an obligation to transfer Common Stock to the Trust under certain circumstances), Section 1.5 (relaing to the cancellation or conversion of Preferred Stock), Section 2.1 (relaing to designation of board members) or Section 2.2 (relating to the expenses of board members) of the Original Agreement, which provisions shall no longer be applicable or of any further force or effect, or (ii) Section 2.2(a) (relating to rights to require additional purchases of Series AA Preferred Stock, as such term is defined in the Recapitalization Agreement), Section 2.2(d) (relating to purchases of additional Series AA Preferred Stock), Section
3.5 (relating to preemptive rights), Section 4.2 (relaing to pruchases of additional Series CC Preferred Stock, as such term is defined in the Recapitalization Agreement), Section 9.1(a)(relating to the right to receive working capital statements of the Copany in certain circumstances), Section 9.1(b) relating to the right to receive budgets of the Company in certain circumstances) and Section 9.12 (relating to tag-along rights) of the Recapitalization Agreement.

         Section 3. No Other Amendments. Except as amended hereby, the Original
                    -------------------
Agreement shall remain in effect in accordance with its terms.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed by their duly authorized representatives effective as of the day and year first written above.

                              NOMURA:
                              ------

                              NOMURA ASSET CAPITAL CORPORATION


                              By:/s/ Stuart Simon
                                 -------------------------------
                              Name: Stuart Simon
                                   -----------------------------
                              Title: Director
                                     ---------------------------

                              Trust:
                              -----

                              PARTNERSHIP ACQUISITION TRUST V

                              By: /s/ Lance W. Haberin
                                 -------------------------------
                              Name: Lance W. Haberin
                                   -----------------------------
                              Title: Attorney In Fact
                                     ---------------------------

                              MEIH:
                              ----

                              MEI HOLDINGS, L.P.

                              By:  MEI GenPar, L.P.
                                   its general partner,

                              By:  HH GenPar Partners,
                                   its general partner,

                              By:  Hampstead Associates, Inc.,
                                   a managing general partner,


                              By:  /s/ William T. Cavanaugh, Jr.
                                  ------------------------------
                              Name:  William T. Cavanaugh, Jr.
                              Title: Vice President